EXHIBIT 99.1

Remark Holdings Reports First Quarter 2020 Results

LAS VEGAS, NV - July 6, 2020 - Remark Holdings, Inc. (NASDAQ: MARK), a diversified global technology company with leading artificial intelligence (“AI”) solutions and digital media properties, today announced financial results for its fiscal first quarter ended March 31, 2020.

Management Commentary

“The first quarter of 2020 was one of renewed focus for Remark Holdings as our development team localized our award winning AI-solutions for the U.S. market, and improved our educational thermal scanning product in response to the ongoing COVID-19 pandemic. Our product line of high-quality, highly-effective thermal imaging solutions leverages our innovative software to provide customers with the ability to scan crowds and areas of high foot traffic for indications that certain persons may require secondary screening,” noted Kai-Shing Tao, Chairman and Chief Executive Officer of Remark Holdings. “We spent much of the quarter on product development and building out our U.S. sales and support team, recently showing initial success with casinos, entertainment complexes, sports venues, restaurants, hospitals and medical centers as well as other industries.”

First Quarter 2020 Business Development Highlights

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Repurposed our AI-based product offerings for the United States and European markets. KanKan AI improved its already-robust Smart Monitor technology by adding thermal detection, including body temperature detection, and improved its facial recognition capability to include compliance with public sanitary regulations such as the wearing of protective masks. This builds upon the successful technology platform that has already been deployed among students within the Hangzhou school systems for early flu detection.

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Announced that following the successful openings of CP Lotus’s Xuzhou University Road store and the Junsheng store in the Jiangsu Province, Remark’s KanKan was once again chosen by CP Lotus to transform one of their traditional supermarkets into a “smart” store by applying their award winning AI technologies in facial recognition, object recognition, and behavior recognition.

First Quarter 2020 Financial Results

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Revenue for the first quarter of 2020 was $0.4 million, down from $1.2 million during the first quarter of 2019. The company's business was adversely impacted by several factors including January’s Chinese New Year celebrations, the trade war between the U.S. and China, the COVID-19-related quarantines and working capital constraints, which factors combined to negatively affect revenue by preventing personnel in China from continuing project roll outs and by delaying project testing and customization work on larger projects. The result was a slight decrease in the Company’s Technology & Data Intelligence business segment instead of expected revenue growth.

Additionally, Advertising and Other revenue decreased by nearly $0.7 million due to certain Remark Entertainment contracts that were not renewed as the company scaled back such business, and due to a decline in e-commerce revenue resulting from the combined effects of the COVID-19 pandemic changing consumer behavior and a decision by the company to sell certain inventory at lower prices.

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Total cost and expense for the first quarter of 2020 was $3.9 million, a decrease from the $7.1 million reported in the same period of 2019. The decrease is primarily attributable to a $1.6 million decline in the cost of revenue resulting from fewer project completions, while a $1.0 million decrease in payroll and related expense as well as in stock-based compensation expense as headcount declined also contributed. The fewer project completions and headcount declines were heavily influenced by the trade war between the U.S. and China, the COVID-19 pandemic and working capital constraints.

•	Operating loss declined to $3.5 million in the first quarter of 2020 from $5.9 million in the first quarter of 2019 commensurate with the cost and expense declines.

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Loss from continuing operations totaled $2.4 million, or $0.05 per diluted share, in the first quarter ended March 31, 2020, compared to a net loss from continuing operations of $7.7 million, or $0.20 per diluted share in the first quarter ended March 31, 2019.

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At March 31, 2020, the cash and cash equivalents balance was $1.6 million, compared to a cash position of $0.3 million at December 31, 2019. Cash increased primarily due to proceeds from common stock issuances, which proceeds offset operating losses, as well as from the timing of payments related to elements of working capital.

“We remain extremely optimistic about our current business prospects as we have been installing our solutions throughout the U.S. for a diverse group of customers. We are pleased to be helping the country safely get back to normal,” concluded Mr. Tao.

Conference Call Information

Management will hold a conference call this afternoon at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) to discuss these financial results and provide an update on recent business developments. A question and answer session will follow management’s presentation.

Toll-Free Number: 866.548.4713
International Number: 323.794.2093
Conference ID: 1160760
Participant Link: http://public.viavid.com/index.php?id=140492

Please call the conference telephone number 10 minutes prior to the start time. An operator will register your name and organization. The conference call will be broadcast simultaneously and available for replay via the investor section of the company's website here. A replay of the call will be available after 7:30 pm Eastern time on the same day through July 11, 2020.

Toll-Free Replay Number: 844.512.2921
International Replay Number: 412.317.6671
Replay ID: 1160760

About Remark Holdings, Inc.

Remark Holdings, Inc. (NASDAQ: MARK) delivers an integrated suite of AI solutions that enable businesses and organizations to solve problems, reduce risk and deliver positive outcomes. The company’s easy-to-install AI products are being rolled out in a wide range of applications within the retail, financial, public safety and workplace arenas. The company also owns and operates digital media properties that deliver relevant, dynamic content and ecommerce solutions. The company is headquartered in Las Vegas, Nevada, with additional operations in Los Angeles, California and in Beijing, Shanghai, Chengdu and Hangzhou, China. For more information, please visit the company's website at www.remarkholdings.com.

Forward-Looking Statements

This press release may contain forward-looking statements, including information relating to future events, future financial performance, strategies, expectations, competitive environment and regulation. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, as well as statements in future tense, identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, including those discussed in Part I, Item 1A. Risk Factors in Remark Holdings’ Annual Report on Form 10-K and Remark Holdings’ other filings with the SEC. Any forward-looking statements reflect Remark Holdings’ current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. Given such uncertainties, you should not place undue reliance on any forward-looking statements, which represent Remark Holdings’ estimates and assumptions only as of the date hereof. Except as required by law, Remark Holdings undertakes no obligation to update or revise publicly any forward-looking statements after the date hereof, whether as a result of new information, future events or otherwise.

Company Contact

E. Brian Harvey, Director of Capital Markets and Investor Relations
Remark Holdings, Inc.
ebharvey@remarkholdings.com
702-701-9514

REMARK HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(dollars in thousands, except share and per share amounts)

	March 31, 2020	December 31, 2019
	(Unaudited)
Assets
Cash and cash equivalents	$1,617	$272
Trade accounts receivable, net	1,540	1,964
Receivable from related parties	531	—
Prepaid expense and other current assets	4,617	4,623
Total current assets	8,305	6,859
Property and equipment, net	180	341
Operating lease assets	314	4,359
Investment in unconsolidated affiliates	1,934	1,935
Intangibles, net	490	509
Other long-term assets	773	824
Total assets	$11,996	$14,827
Liabilities and Stockholders’ Deficit
Accounts payable	$8,525	$8,126
Accrued expense and other current liabilities	13,307	14,326
Contract liability	367	313
Note payable	3,000	3,000
Loans payable, current, net of unamortized discount and debt issuance cost	11,931	12,025
Total current liabilities	37,130	37,790
Operating lease liabilities, long-term	79	4,650
Warrant liability	58	115
Total liabilities	37,267	42,555

Commitments and contingencies

Preferred stock, $0.001 par value; 1,000,000 shares authorized; none issued	—	—
Common stock, $0.001 par value; 100,000,000 shares authorized; 66,133,888 and 51,055,159 shares issued and outstanding at March 31, 2020 and December 31, 2019, respectively	66	51
Additional paid-in-capital	323,958	319,275
Accumulated other comprehensive income	(45)	(227)
Accumulated deficit	(349,250)	(346,827)
Total stockholders’ deficit	(25,271)	(27,728)
Total liabilities and stockholders’ deficit	$11,996	$14,827

REMARK HOLDINGS, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Operations and Comprehensive Loss
(dollars in thousands, except per share amounts)

	Three Months Ended March 31,
	2020	2019
Revenue	$431	$1,209
Cost and expense
Cost of revenue (excluding depreciation and amortization)	21	1,593
Sales and marketing	416	859
Technology and development	648	1,304
General and administrative	2,740	2,977
Depreciation and amortization	90	325
Other operating expense	—	6
Total cost and expense	3,915	7,064
Operating loss	(3,484)	(5,855)
Other income (expense)
Interest expense	(461)	(387)
Other income (expense), net	—	(45)
Change in fair value of warrant liability	57	(1,416)
Gain on lease termination	1,538	—
Other loss, net	(73)	(26)
Total other income (expense), net	1,061	(1,874)
Loss from continuing operations before income taxes	(2,423)	(7,729)
Benefit from income taxes	—	—
Loss from continuing operations	$(2,423)	$(7,729)
Loss from discontinued operations, net of tax (Note 17)	—	(1,123)
Net loss	$(2,423)	$(8,852)
Other comprehensive income (loss)
Foreign currency translation adjustments	182	(94)
Comprehensive loss	$(2,241)	$(8,946)

Weighted-average shares outstanding, basic and diluted	53,775	39,258

Net loss per share, basic and diluted
Continuing operations	$(0.05)	$(0.20)
Discontinued operations	—	(0.03)
Consolidated	$(0.05)	$(0.23)